NN, INC.
2019 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARES GRANT NOTICE

NN, Inc., a Delaware corporation, (the “Company”), pursuant to its 2019 Omnibus Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Grantee”), the right to receive a number of Restricted Shares as set forth below (the “Restricted Share Award”). The Restricted Shares are subject to the terms and conditions set forth in this Restricted Shares Grant Notice (the “Grant Notice”) and the Restricted Share Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Grantee:	___________________________

Grant Date:	___________________________

Total Number of Restricted Shares:	___________ shares

Vesting Schedule:	Vesting Date	Percentage of Restricted Shares Which Become Vested
	_____________________ _____________________ _____________________	_____________________ _____________________ ______________________

By his or her signature and the Company’s signature below, Grantee agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice.  Grantee has reviewed the Agreement, the Plan and the Grant Notice in their entirety. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Grant Notice or the Agreement.

NN, INC.	GRANTEE

By:	By:
Print Name:	Print Name:
Title:	Address:	_________________________________
________________________________

EXHIBIT A

RESTRICTED SHARE AWARD AGREEMENT

Pursuant to this Restricted Share Award Agreement (this “Agreement”) and the Grant Notice to which it is attached, the Company has granted to Grantee the right to receive the number of Restricted Shares set forth in the Grant Notice, subject to the terms and conditions of this Agreement and the Company’s 2019 Omnibus Incentive Plan, as amended from time to time (the “Plan”).

ARTICLE I
GENERAL

1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2    Incorporation of Terms of Plan. This Restricted Share Award is subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II
GRANT OF RESTRICTED SHARES

2.1    Grant. In consideration of Grantee’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Grantee the Restricted Share Award. The Restricted Shares granted pursuant to this Award shall be issued in the form of a book entry of Shares in Grantee’s name as soon as reasonably practicable after the Grant Date and shall be subject to Grantee’s acknowledgement and acceptance of the Grant Notice and this Agreement.

2.2    Lapse of Restrictions. Subject to Sections 3.2 and 3.3 hereof, the restrictions associated with the Restricted Shares granted pursuant to the Grant Notice shall lapse at such times (each, a “Vesting Date”) as set forth on the Vesting Schedule contained in the Grant Notice. Certificates representing the Restricted Shares that have vested under pursuant to this Section 2.2 will be distributed to the Grantee as soon as practicable after each Vesting Date, or an appropriate book entry notation shall be made.

2.3    Voting Rights and Dividends. During the period prior to vesting, except as otherwise provided herein, Grantee will have all of the rights of a shareholder with respect to all of the Restricted Shares, including without limitation the right to vote such Restricted Shares and the right to receive all dividends or other distributions with respect to such Restricted Shares. Prior to the distribution of unrestricted Shares pursuant to Section 2.2 hereof, certificates representing Restricted Shares issued pursuant to this Agreement will be held (or appropriate book entry notation will be made) by the Company (the "Custodian") in the name of the Grantee. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Shares.  All cash dividends received by the Custodian, if any, with respect to the Restricted Shares will be delivered to Grantee as soon as practicable after the Custodian’s receipt thereof. Stock dividends issued with respect to the Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted

Shares granted in the Grant Notice. Notwithstanding the foregoing, no voting rights or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Shares pursuant to Section 3.1 hereof.

ARTICLE III
SEPARATION FROM SERVICE; CHANGE IN CONTROL

3.1    In General. In the event that Grantee Separates from Service for any reason, other than death, Retirement or Disability, all Restricted Shares for which the forfeiture restrictions have not lapsed pursuant to Section 2.2 prior to the Grantee’s Separation from Service shall be immediately forfeited and Grantee shall have no further rights with respect to such Restricted Shares, except as may be determined otherwise by the Committee in its the sole and absolute discretion.

3.2    Death, Retirement or Disability. In the event that the Grantee’s employment terminates by reason of death, Retirement or Disability, all Restricted Shares shall be deemed vested and, the restrictions under the Plan and this Agreement with respect to the Restricted Shares, including the restriction on transfer set forth in Section 4.1 hereof, shall automatically expire and shall be of no further force or effect. For purposes of this Agreement, “Retirement” means termination of service after the Grantee has completed 10 years of service with the Company and has reached the age of 55.

3.3    Change in Control. Upon the occurrence of a Change in Control, the Committee shall determine the treatment of the Restricted Shares consistent with the provisions of Section 13 of the Plan.

ARTICLE IV
OTHER PROVISIONS

4.1    No Transfer or Pledge of Restricted Shares. No Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on the Vesting Date applicable to such shares and the underlying Shares have been delivered to the Grantee, other than by will or the laws of descent and distribution.

4.2    Tax Withholding. If the Grantee makes an election under Section 83(b) of the Code with respect to any Restricted Shares, the grant of such Restricted Shares shall be further conditioned upon the Grantee making prompt payment to the Company of any applicable withholding obligations or withholding taxes (“Withholding Taxes”).  Failure by the Grantee to pay such Withholding Taxes will render the Restricted Shares subject to such election null and void ab initio and such Restricted Shares will be immediately cancelled.  If the Grantee does not make an election under Section 83(b) of the Code with respect to the Restricted Share Award, the Company's obligation to release the vested Restricted Shares shall be subject to the Grantee's satisfaction of any applicable Withholding Taxes, and the Grantee shall pay the amount of any such Withholding Taxes to the Company as set forth in this Section 4.2. The Grantee may satisfy his or her obligation to pay the Withholding Taxes with respect to any Restricted Shares for which an election under Section 83(b) of the Code has not been made by: (i) making a cash payment to the Company in an amount equal to the Withholding Taxes; (ii) having the Company withhold Shares otherwise deliverable to the Grantee pursuant to settlement of vested Restricted Shares; or (iii) delivering, actually or by attestation, to the Company Shares already owned by the Grantee; provided that in the case of (ii) or (iii) the amount of such Shares withheld or Shares delivered (with the value of such Shares being based on the Fair Market Value of a Share as of the payment date as determined by the Committee) shall be determined consistent with the Plan. The Grantee acknowledges and agrees that the Company has the right to deduct from compensation or other amounts owing to the Grantee an amount not to exceed the Withholding Taxes. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Restricted Shares or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure this Restricted Share Award to reduce or eliminate Grantee’s tax liability.

4.3    Stock Subject to Award.  In the event that the Company Shares should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, or in the event of any other event contemplated by Section 4.2 of the Plan, the number of Restricted Shares that have been awarded to Grantee shall be adjusted in an equitable and proportionate manner to reflect such action.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

4.4    Stock Power.  Concurrently with the execution of this Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares.  Such stock power shall be in the form attached hereto as Exhibit A.

           4.5    Legend. Each certificate representing Restricted Shares shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE NN, INC. 2019 OMNIBUS INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED SHARE AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND NN, INC. (THE "COMPANY").  THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

            4.6    No Right to Continued Employment.  This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary of the Company), and the Company (or any Subsidiary of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

           4.7    Governing Provisions.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.  By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

4.8    Entire Agreement.  This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Shares granted hereby, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Restricted Shares, either orally or in writing, that are not included in this Agreement or the Plan.

4.9    Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

4.10    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.11    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Grantee shall be addressed to Grantee at Grantee’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.11, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.12    Amendment.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect this Restricted Share Award in any material way without the prior written consent of Grantee.

4.13    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.1 hereof and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.14    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.15    Conformity to Securities Laws. Grantee acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the SEC and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are granted only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.

4.16    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.17    Clawback. Any Shares issued pursuant to this Award shall be subject to mandatory repayment by the Grantee to the Company to the extent that such Grantee is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Subsidiary thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

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EXHIBIT A
IRREVOCABLE STOCK POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to NN, Inc. (the "Company"), ___________ shares of the Company`s common stock represented by Certificate No. _____.  The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture or repayment of any shares issued under the Restricted Share Award Agreement dated ____________, 20__ between the Company and the undersigned.

Dated: _________, ____

                                                                        Signed:

                                                                        By:_______________________________________
                                                                        Name:
26229522.2